UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): May 23, 2006

Hanger Orthopedic Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10670	84-0904275
(State or jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Two Bethesda Metro Center, Suite 1200
Bethesda, Maryland 20814
(Address of principal executive offices (zip code))

301-986-0701
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a — 12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        On May 23, 2006, Hanger Orthopedic Group, Inc. (the “Company”) entered into an agreement (the “Note Purchase Agreement”) to sell a total of $175 million aggregate principal amount of its 10¼% Senior Notes due 2014 (the “Notes”) to three initial purchasers (the “Initial Purchasers”) named in Schedule I to the Note Purchase Agreement, a copy of which is filed as an exhibit hereto. The Notes are guaranteed by all of the Company’s direct and indirect US subsidiaries that are signatories to the Note Purchase Agreement (the “Guarantors”) pursuant to the terms of an indenture (the “Indenture”), dated May 26, 2006, among the Company, the Guarantors and Wilmington Trust Company, as trustee, a copy of which also is filed as an exhibit hereto. The offering of Notes was not registered under the Securities Act of 1933 (the “Securities Act”) in reliance upon the exemptions from registration provided by Rule 144A and Regulation S thereunder.

        The closing of the sale of the Notes to the Initial Purchasers took place on May 26, 2006. In connection with the sale of the Notes, the Company and the Guarantors entered into a new revolving credit facility in an amount of up to $75 million and a new senior term loan facility in an amount of up to $230 million pursuant to a Credit Agreement, dated May 26, 2006, among the Company, the Guarantors, Citicorp North America, Inc., as administrative agent, Lehman Brothers Commercial Paper Inc., as syndication agent, and the other lenders party thereto (together with the related security documents, the “New Credit Facility”), which is secured by first-priority liens on substantially all of the assets of the Company and the Guarantors. In addition, in connection with the sale of the Notes, the Company sold $50 million of Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”) on May 26, 2006, pursuant to the Amended and Restated Preferred Stock Purchase Agreement, dated as of May 25, 2006, among the Company, the initial purchasers party thereto and Ares Corporate Opportunities Fund, L.P. as reported under Item 3.02 of this Form 8-K. The initial net proceeds of the New Credit Facility and the sale of the Series A Convertible Preferred Stock, along with the proceeds from the sale of the Notes, were used to (i) refinance all of the Company’s and the Guarantors’ outstanding obligations under the Company’s existing credit facilities, (ii) repurchase any and all of the Company’s outstanding 10 3/8% Senior Notes due 2009 and 11 1/4% Senior Subordinated Notes due 2009 tendered to the Company through the close of business on May 22, 2006 pursuant to cash tender offers for such notes and (iii) redeem all of the Company’s outstanding 7% Redeemable Preferred Stock.

        Holders (including subsequent transferees) of the Notes have the registration rights set forth in the Registration Rights Agreement (the “Registration Rights Agreement”) among the Company, the Guarantors and the Initial Purchasers, dated as of May 26, 2006. A copy of Registration Rights Agreement is filed as an exhibit hereto. Pursuant to the Registration Rights Agreement, the Company and the Guarantors plan to file with the Securities and Exchange Commission a registration statement under the Securities Act relating to a separate series of the Company’s 10 ¼% Senior Notes due 2014 to be offered in exchange for the Notes.

        Interest on the Notes is payable on June 1 and December 1 of each year, beginning on December 1, 2006. The Notes mature on June 1, 2014. At any time on or after June 1, 2010, the Company may redeem all or part of the Notes at the redemption prices set forth in the Indenture. At any time prior to June 1, 2009, the Company may redeem up to 35% of the Notes from the proceeds of certain equity offerings at a redemption price of 110.25% of their principal amount, plus accrued and unpaid interest, if any, to date of redemption. Upon specified change of control events, unless the Company has exercised its option to redeem all of the Notes, each holder of a Note will have the right to require the Company to repurchase all or a portion of its Notes at a purchase price in cash equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

        The Notes are fully and unconditionally guaranteed on a joint and several senior unsecured basis by all of the Company’s existing and future domestic subsidiaries. The Notes and subsidiary guarantees:

        •    rank equal in right of payment with all of the Company’s and Guarantors’ existing and future unsecured senior indebtedness;

        •     are effectively subordinated to all of the Company’s and Guarantors’ secured indebtedness to the extent to the value of the assets securing that indebtedness;

        •     are effectively subordinated to all existing and future indebtedness and other liabilities of any of the Company’s existing or future subsidiaries that do not guarantee the Notes; and

        •     rank senior in right of payment to all of the Company’s and Guarantors’ existing and future subordinated indebtedness.

        The Indenture limits the Company’s and the Guarantors’ ability to, among other things:

        •     incur additional indebtedness;

        •     create liens;

        •     pay dividends on or redeem capital stock;

        •     make certain investments;

        •     make restricted payments;

        •     make certain dispositions of assets;

        •     engage in transactions with affiliates;

        •     engage in certain business activities; and

        •     engage in mergers, consolidations and certain sales of assets.

        The Indenture also limits the Company’s ability to permit restrictions on the ability of certain of its subsidiaries to pay dividends or make certain other distributions.

        As reported in the Company’s Form 8-K (Item 1.01) filed on May 8, 2006, the Company entered into a Preferred Stock Purchase Agreement, dated May 3, 2006, providing for the sale of $50 million in aggregate liquidation preference of Series A Convertible Preferred Stock to Lehman Brothers Inc. and Citigroup Global Markets Inc. for resale to Ares Corporate Opportunities Fund LP. Closing of that sale is reported under Item 3.02 of this Form 8-K. Pursuant to the terms of the Preferred Stock Purchase Agreement, the Company was prohibited, without the affirmative vote of the holders of the Series A Convertible Preferred Stock, from taking actions with respect to certain events and matters, including the entry into a merger with another company (subject to a customary fiduciary duty exception). As of May 25, 2006, the Company entered into an Amended and Restated Preferred Stock Purchase Agreement (i) eliminating the above prohibition relating to the entering into of a merger with another company, and (ii) providing that the prohibition of other Company actions will not apply to otherwise prohibited action if the holders of the Company’s common stock are entitled to vote on such action and such action is submitted to such holders for approval. Except as set forth in the preceding sentence, the Amended and Restated Preferred Stock Purchase Agreement, dated May 25, 2006, is identical to the Preferred Stock Purchase Agreement, dated May 3, 2006.

        The holder (including subsequent transferees) of the Series A Convertible Preferred Stock have the registration rights set forth in a Registration Rights Agreement, dated as of May 26, 2006, between the Company and the holder. Pursuant to that agreement, the holder has certain shelf, demand and piggy-back registration rights with respect to the shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock.

Item 3.02.    Unregistered Sales of Equity Securities.

        Pursuant to the terms of the Amended and Restated Preferred Stock Purchase Agreement, dated as of May 25, 2006, the Company issued and sold $50 million in aggregate liquidation preference of its Series A Convertible Preferred Stock to Lehman Brothers Inc. and Citigroup Global Markets Inc. for resale to Ares Corporate Opportunities Fund L.P., a private equity fund, in a private transaction effected on May 26, 2006. The Company received $48.3 million of estimated net proceeds, net of transaction costs, from the sale of the Series A Convertible Preferred Stock. Reference is made to the Company’s Form 8-K (Item 1.01) filed on May 8, 2006, for additional information relating to the conversion and certain other terms of the Series A Convertible Preferred Stock.

Item 5.03     Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On May 26, 2006, the Company filed a Certificate of Designations of Series A Convertible Preferred Stock with the Delaware Secretary of State pursuant to Section 151 of the Delaware General Corporation Law setting forth the powers, preferences, rights, qualifications, limitations and restrictions of the Company’s Series A Convertible Preferred Stock, the issuance of which is reported under Item 3.02 of this Form 8-K. A copy of such Certificate of Designations is filed as an exhibit hereto.

Item 8.01.    Other Events.

        On May 30, 2006, the Company issued the press release that is filed as an exhibit hereto reporting the closing of the transactions referred to above under Items 1.01 and 3.02 of this Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

        (b)     Exhibits. The following exhibits are filed or furnished herewith:

Exhibit	Document

3.1	Certificate of Designations of Series A Convertible Preferred Stock filed by the Registrant with the Delaware Secretary of State on May 26, 2006.

10.1	Purchase Agreement, dated as of May 23, 2006, between the Registrant and the Initial Purchasers named in Schedule I thereto relating to the Registrant’s 10 1/4% Senior Notes due 2014.

10.2	Indenture, dated as of May 26, 2006, among the Registrant, the Registrant's subsidiaries signatory thereto and Wilmington Trust Company, as trustee, relating to the Registrant’s 10 1/4% Senior Notes due 2014.

10.3	Registration Rights Agreement, dated as of May 26, 2006, among the Registrant, the Registrant’s subsidiaries signatory thereto and the initial purchasers named therein relating to the Registrant’s 10 1/4% Senior Notes due 2014.

99.1	Press Release issued by the Registrant on May 30, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER ORTHOPEDIC GROUP, INC.

By:	/s/ George E. McHenry George E. McHenry Executive Vice President and Chief Financial Officer

Dated: May 30, 2006

5